Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 o: 650.493.9300 f: 650.493.6811
August 10, 2021
Nautilus Biotechnology, Inc.
425 Ponitus Ave N, Ste 202
Seattle, WA 98109
Re: Reoffer Registration Statement on Form S-8
Ladies and Gentlemen:
We are acting as counsel to Nautilus Biotechnology, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration for resale under the Securities Act of an aggregate of up to 4,107,524 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), consisting of (i) up to 370,961 shares of Common Stock (the “2021 Plan Shares”) that may be issued upon the exercise of stock options outstanding under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), (ii) up to 3,680,026 shares of Common Stock (the “2017 Plan Shares,” and together with the 2021 Plan Shares, the “Option Shares”) that may be issued upon the exercise of stock options outstanding under the Company’s 2017 Equity Incentive Plan, as amended (the “2017 Plan,” and, collectively with the 2021 Plan, the “Plans”), and (iii) 56,537 shares of Common Stock issued upon the exercise of stock options granted under the 2017 Plan (the “Issued Shares”), on behalf of the selling securityholders or their permitted transferees described in the prospectus included in the Registration Statement.
We have examined such instruments, documents, certificates and records, and such questions of law, as we have considered necessary or appropriate for the basis of our opinions hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto, will have become effective under the Securities Act; and (v) the legal capacity and competency of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that (i) when the Option Shares have been issued pursuant to the applicable provisions of the Plans and pursuant to the agreements which accompany the Plans, and in accordance with the Registration Statement, such Option Shares will be validly issued, fully paid and non-assessable and (ii) the Issued Shares are validly issued, fully paid and non-assessable.
We express no opinion as to the laws of any jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.
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SAN DIEGO       SAN FRANCISCO       SEATTLE       SHANGHAI       WASHINGTON, DC       WILMINGTON, DE

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not believe we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations issued thereunder nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.
AUSTIN        BEIJING       BOSTON       BRUSSELS       HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO
SAN DIEGO       SAN FRANCISCO       SEATTLE       SHANGHAI       WASHINGTON, DC       WILMINGTON, DE